THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS CONVERTIBLE NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

$11,500.00	Rancho Palos Verdes, CA
Issue Date: December 10, 2013

FOR VALUE RECEIVED, the undersigned, NXYIO Technologies, Inc., a Nevada corporation (referred to herein as the “Borrower” or the “Company”), hereby unconditionally promises to pay to the order of Tide Pool Ventures Corporation its endorsees, successors and assigns (the “Lender”), in lawful money of the United States, at such address as the Lender may from time to time designate, the principal sum of Eleven Thousand Five Hundred Dollars ($11,500.00) (the “Loan”), This Convertible Promissory Note (the “Note”) shall mature and become due and payable in full One (1) year from the Issue Date, which is December 10, 2014 (the “Maturity Date”).

1.                  Terms of Repayment. Principal of and interest on this Note shall be paid by the Borrower as follows:

(a)      On the Maturity Date, Borrower shall pay all principal and interest, unless otherwise converted (as defined in Section 2. below). Interest shall accrue at a rate of Nine Point Eight Seven Five Percent (9.875%) per semi-annum.

(b)    The Borrower further agrees that, if any payment made by the Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Note is required to be returned by Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Borrower’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Borrower’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Borrower in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

2.	Conversion.

(a)     The Lender shall have the right to convert at any time or from time to time, beginning One Hundred Eighty (180) days after the funding of the Note any or all of the outstanding balance of this Note into fully-paid and non-assessable shares of Borrower’s Common Stock (the “Conversion Shares”) at Thirty Percent (30%) discount to the “Fair Market Value” (the “Conversion Rate”). “Fair Market Value” on a date shall be the lowest volume weighted average price (“VWAP”) of the last Five (5) trading days.

(b)    In no event shall the Lender be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than Four Point Nine Nine Percent (4.99%) of the outstanding shares of Common Stock, such ownership limitation may be increased to Nine Point Nine Percent (9.9%) at the option of the Holder upon Sixty-Five (65) days’ notice to the Lender. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

(c)    Surrender of Note Not Required. The Lender shall not be required to physically surrender this Note to the Borrower upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Lender and Borrower shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Lender and the Borrower, so as not to require physical surrender of this Note upon each such conversion or repayment. To exercise any conversion, the holder of this Note shall submit a written notice in the form attached hereto as Exhibit A, Notice of Conversion, and made a part hereof.

(d)     Upon receipt by the Borrower of a Notice of Conversion of this Note by the Lender, the Borrower shall deliver or cause to be delivered to the Lender, certificates for the full number of Shares issuable upon conversion of this Note, in accordance with the provisions hereof, within Five (5) business days of receipt of the Notice of Conversion and in no event after Ten (10) business days after such receipt (hereinafter referred to as the “Deadline”). Such conversion shall be deemed to have been made at the time that this Note was surrendered for conversion and the notice specified herein shall have been received by the Borrower as long as it is received by 6 pm eastern time. Upon receipt by the Borrower of a Notice of Conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect

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such conversion, and, unless Borrower defaults on its obligations under this Note, all rights with respect to the portion of the Note so being converted shall forthwith terminate except the right to receive the common stock or other securities, cash or other assets, as provided herein on such conversion. If the Lender has given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for common stock shall be absolute and unconditional, irrespective of the absence of any action by the Lender to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender of any obligation to the Borrower; and irrespective of any other circumstances which might otherwise limit such obligation of the Borrower to the Lender in connection with such conversion. The Borrower’s signature shall not be required for a conversion under this Note to be effective.

(e)    The number of shares issuable upon conversion of this Note or repayment by the Borrower in shares shall be proportionately adjusted if the Borrower shall declare a dividend of capital stock on its capital stock, or subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise, which adjustment shall be made effective immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision. The number of shares issuable upon conversion of this Note or any part thereof shall be proportionately adjusted in the amount of securities for which the shares have been changed or exchanged in another transaction for other stock or securities, cash and/or any other property pursuant to a merger, consolidation or other combination. The Borrower shall promptly provide the holder of this Note with notice of any events mandating an adjustment to the conversion ratio, or for any planned merger, consolidation, share exchange or sale of the Borrower, signed by the President and Chief Executive Officer of Borrower.

3.                  Fees and Requirements for Funding. None

4.                  Liability of the Borrower. The Borrower is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Note and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Note or the release, substitution, or addition of collateral for this Note. Each person signing this Note consents to any and all extensions of time, renewals, waivers, or modifications, as well as to release, substitution, or addition of guarantors or collateral security, without affecting the Borrower's liabilities hereunder.

5.                  Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower's certificate of incorporation or (B) bylaws or (x) any law or (y) any agreement or document binding on or affecting the Borrower, not otherwise disclosed to the Lender prior to execution of this Note, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vii) the Borrower is not in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Borrower is subject not otherwise disclosed to the Lender prior to the execution of this Note, and (viii) this Note is validly issued, free of any taxes, liens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of the Borrower.

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6.                  Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

(a)    Maintain and preserve its existence, rights and privileges;

(b)    Not (i) directly or indirectly sell or otherwise dispose of substantially all of its properties and assets, in the aggregate, to any person(s) or company, whether in one transaction or in a series of transactions over any period of time, or (ii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower;

(c)    Give written notice to Lender upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within Five (5) Business Days of such event;

(d)    Not use the proceeds from the issuance of this Note in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

(e)     Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory. administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial);

(f)    Not make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company’s employees or independent contractors in the ordinary course of business;

(g)    Not prepay any indebtedness, except for trade payables incurred in the ordinary course of the Borrower’s business; and

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(h)     Maintain disclosure of Current Public Information as that term is defined in Rule 144(c) of the Securities Act, including proper disclosure of this Note as required in its next quarter or annual filing.

7.                  Events of Default. Each and any of the following shall constitute a default and, after expiration of a grace period which shall be Thirty (30) Business Days, shall constitute an “Event of Default” hereunder:

(a)    the nonpayment of principal, late charges or any other costs or expenses promptly when due of any amount payable under this Note or the nonpayment by the Borrower of any other obligation to the Lender;

(b)    the Borrower fails to issue shares of Common Stock to the Lender (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Lender of the conversion rights of the Lender in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) without a valid legal reason for Five (5) business days after the Lender shall have delivered a Notice of Conversion.

(c)     if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or

(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of Sixty (60) days; or (iv) the Borrower shall take any action indicating its consent to, approval of, or acquiescence in, or in

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furtherance of, any of the acts set forth; or (v) the Borrower shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

(d)    any representation or warranty made by the Borrower or any other person or entity under this Note or under any other Loan Documents shall prove to have been incorrect in any material respect when made;

(e)    the entry of any judgment against Borrower or any of its property for an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) that remains unsatisfied for Thirty (30) days;

(f)     the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, consolidation, or reorganization of Borrower without the Lender's prior written notice;

(g)     if Borrower shall fail to maintain disclosure of Current Public Information as that term is defined in Rule 144(c) of the Securities Act of 1933;

(h)    the Borrower’s shares of Common Stock are suspended from trading or delisted from trading on the Over the Counter Market on which it is currently listed; and

(i)	if the Borrower fails to disclose the existence of this Note in its next quarter or annual filing.

8.                  Lender’s Rights Upon Default. Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender, together with accrued interest thereon and accrued charges and costs, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

9.                  Default Interest Rate. Upon an Event of Default and after notice to Borrower from Lender, additional interest will accrue at the rate equal to the lesser of (i) Five Percent (5%) per annum in addition to the Interest Rate or (ii) the highest rate permitted by applicable law, per annum (the “Default Rate”), until all outstanding principal, interest and fees are repaid in full by Borrower. Such Default Rate shall be applied and accrued as of the date of Default after any applicable grace periods.

10.              Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower’s obligation to repay the principal of and interest on the Note. This confirms that the Borrower and, by its acceptance of this Note, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract

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to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

11.              Prepayment. The Borrower may prepay the Note including interest that would accrue as of the Maturity Date at any time.

12.              Registration Rights. If at any time while this Note is issued and outstanding (the “Piggy- Back Period”) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall include the Conversion Shares of Common Stock on such Registration Statement.

13.              Costs of Enforcement. Borrower hereby covenants and agrees to indemnify, defend and hold Lender harmless from and against all costs and expenses, including reasonable attorneys’ fees and their costs, together with interest thereon at the Prime Rate, incurred by Lender in enforcing its rights under this Note; or if Lender is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if Lender is requested to respond to any subpoena or other legal process issued in connection with this Note; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and their costs incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for Lender following a request by Borrower for waiver, modification or amendment of this Note or any of the other Loan Documents.

14.              Governing Law. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the Lender. The Lender may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Borrower as it would have had if it were the Lender. This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

15.              Jurisdiction. THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER

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AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 17 OF THIS NOTE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS OR ANY SIMILAR BASIS.

16.              Miscellaneous. (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, and demand. (b) Time is of the essence for each of Borrower’s covenants under this Note. (c) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All obligations of Borrower in connection with this Note shall bind Borrower’s successors and assigns, and Lender's conversion rights shall succeed to any successor securities to Borrower’s common stock. (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender’s right to exercise that or any other right or remedy to which Lender is entitled. No delay or omission by Lender in exercising, or failure by Lender to exercise on anyone or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights. (f) This Note may not be waived, changed, modified, or discharged orally, but only in writing.

17.              Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) Five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) One (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Giorgio Johnson

Nyxio Technologies Corp.

2156 NE Broadway

Portland, OR 97232

Phone: 855-436-6996

If to Lender:

Todd Violette, President

Tide Pool Ventures Corporation

28963 Palos Verdes Drive East

Rancho Palos Verdes, CA 90275

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or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

[SIGNATURE PAGE TO FOLLOW]

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as of the date first set forth above.

Nyxio Technologies Corp.

By: /s/ Authorized Signatory

Witnessed and Acknowledged:

By: /s/ Authorized Signatory

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EXHIBIT A NOTICE OF CONVERSION

(to be signed upon conversion of the Note) To: Nyxio Technologies Inc.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Nyxio Technologies, Inc., and requests that the certificates for such shares be issued in the name of ____________, and delivered to, ______________, whose address is_______________.

Dated: _____________

 ___________________

(signature)

___________________

___________________

(address)

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